                                  EXHIBIT 12.1



                   STATEMENT REGARDING COMPUTATION OF RATIOS





                       RATIO OF EARNINGS TO FIXED CHARGES


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


                                              PREDECESSOR             PREDECESSOR      SUCCESSOR         SUCCESSOR
                                              -----------             -----------      ---------         ---------
                                                                          NINE           THREE
                                                                         MONTHS          MONTHS             YEAR
                                                                         ENDED            ENDED             ENDED
                                      YEAR ENDED DECEMBER 31,          SEPTEMBER 30,    DECEMBER 31,      DECEMBER 31,
                                      1992      1993       1994            1995            1995              1996
                                      ---------------------------------------------------------------------------------
                                                         (dollars in thousands)
EARNINGS BEFORE INCOME TAXES         $23,581   $28,804   $31,356         $16,963          $1,778          $(2,373)
FIXED CHARGES                          1,101     1,773     2,597           3,707           5,926           27,627
                                     -------   -------   -------         -------          ------          -------
                                     $24,682   $30,577   $33,953         $20,670          $7,704          $25,254
                                     -------   -------   -------         -------          ------          -------

DIVIDED BY:
FIXED CHARGES                        $ 1,101   $ 1,773   $ 2,597          $3,707           $5,926          $27,627
                                       22.4x     17.2x     13.1x            5.6x             1.3x              .9x
                                     =======   =======   =======          ======           ======          =======
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